Exhibit 99.1

Press Release
Public Announcement in the framework of article 8§1 of the Belgian Royal Decree dated April 27, 2007 on public take-over bids (the “Royal Decree”)

Liberty Global Intends to Launch a Voluntary and Conditional Cash Offer for the Shares of Telenet Group Holding NV

Englewood, Colorado - September 19, 2012:

Liberty Global, Inc. (“Liberty Global” or the “Company”) (NASDAQ: LBTYA, LBTYB and LBTYK) today announced that it is intending to launch a voluntary and conditional cash offer (the “Intended Offer”), for all of the Telenet Group Holding NV (“Telenet”) (Euronext Brussels: TNET) shares and other securities giving access to voting rights that it does not already own or that are not held by Telenet. Liberty Global has been the controlling shareholder in Telenet since February 2007 and currently owns, through its wholly owned subsidiary, Binan Investments B.V., 50.4% of Telenet's outstanding issued share capital (excluding treasury shares). The Intended Offer will be based on a price of €35.00 per ordinary share.

A price of €35.00 per ordinary share represents a premium of approximately 14% over the adjusted average volume weighted closing price of approximately €30.67 for the one-month period to September 18, 2012 pro forma for the €3.25 capital reduction paid by Telenet on August 31, 2012.

Liberty Global's Intended Offer will be subject to customary and normal conditions including (i) Liberty Global and its affiliates having acquired or holding, upon completion of the Intended Offer, at least 95% of the outstanding Telenet shares and voting rights and (ii) no material adverse change having occurred with respect to the financial situation or prospects of Telenet and in the financial markets in general. The Intended Offer will possibly be followed by a delisting of Telenet and a squeeze-out offer.

Liberty Global has advised Telenet's board members of its intentions. In respect of Telenet's intended buyback offer as announced in Telenet's press release dated August 13, 2012, Liberty Global refers to the press release of Telenet released on September 20, 2012 (Brussels time).

This announcement is not a formal binding tender offer under the Royal Decree of the Belgian Law dated April 1, 2007 on public take-over bids. Whether or not the Intended Offer will eventually be made as a formal binding offer depends on a number of conditions, including the outcome of the independent valuation commissioned by the independent board members in comparison to the proposed price per share, overall financial market conditions, any material business or financial developments at Telenet and Liberty Global's ability to raise satisfactory financing.

If Liberty Global elects to proceed with a formal and binding offer, Liberty Global will file the required documentation, including the bid prospectus, with the Belgian Financial Services and Markets Authority as soon as possible. In the event that Liberty Global decides not to proceed with a formal offer, Liberty Global will immediately issue a further public announcement to that effect. In case of a formal and binding offer, Liberty Global plans to finance it by using available cash on its balance sheet and incremental borrowings.

The Intended Offer values all the outstanding voting securities of Telenet not currently owned by Liberty Global or held by Telenet at approximately €1.96 billion. No further regulatory approvals are required.

Mike Fries, President and Chief Executive Officer of Liberty Global, commented: “We believe this is the right time for Telenet to become a wholly-owned part of Liberty Global's pan-European platform in its next stage of development, particularly in light of the competitive and regulatory outlook in Belgium. We are proud of the success Telenet has achieved over the years and of the many innovations it has brought to Belgian consumers.”

“As a long-term, industrial player in European cable, this shows our commitment to the Belgian market. Telenet is one of our most successful operations and a core part of our growing pan-European platform. We remain very supportive of the existing management team and employees at Telenet, all of whom have contributed to the company's success. We will continue our focus on investments and product innovation in Belgium.”

Liberty Global is being advised by Morgan Stanley & Co Limited and Freshfields Bruckhaus Deringer LLP in connection with this Intended Offer.

About Liberty Global, Inc.

Liberty Global is the leading international cable company, with operations in 13 countries. We connect people to the digital world and enable them to discover and experience its endless possibilities. Our market-leading television, broadband internet, and telephony services are provided through next-generation networks and innovative technology platforms that connect 20 million customers who subscribe to 34 million services as of June 30, 2012.

Liberty Global's consumer brands include UPC, Unitymedia, Kabel BW, Telenet, and VTR. Our operations also include Chellomedia, our content division, UPC Business, a commercial services division and Liberty Global Ventures, our investment fund. For more information, please visit www.lgi.com.

Forward Looking Statements and Disclaimer

This press release contains forward-looking statements, including the proposed implementation and anticipated timing of the Intended Offer, the impact of the transaction on our operations and financial performance, and any other information and statements that are not historical fact. These forward-looking statements involve certain risks and uncertainties that could cause actual results to differ materially from those expressed or implied by these statements. These risks and uncertainties include the outcome of the independent valuation commissioned by the independent board members in comparison to the proposed price per share, overall financial market conditions, any material business or financial developments at Telenet, the Company's ability to raise satisfactory financing, as well as other factors detailed from time to time in the Company's filings with the Securities and Exchange Commission including our most recently filed Forms 10-K and 10-Q. These forward-looking statements speak only as of the date of this release. The Company expressly disclaims any obligation or undertaking to disseminate any updates or revisions to any forward-looking statement contained herein to reflect any change in the Company's expectations with regard thereto or any change in events, conditions or circumstances on which any such statement is based.

This press release does not constitute an offer to purchase securities of Telenet nor a solicitation by anyone in any jurisdiction in respect thereof. If Liberty Global decides to proceed with an offer to purchase Telenet securities through a public tender offer, such offer will and can only be made on the basis of an approved prospectus by the FSMA. No action has been taken to enable a public bid in any jurisdiction and no such steps shall be taken prior to Liberty Global's decision to proceed with a public tender offer. Neither this press release nor any other information in respect of the matters contained herein may be supplied in any jurisdiction where a registration, qualification or any other obligation is in force or would be with regard to the content hereof or thereof. Any failure to comply with these restrictions may constitute a violation of the financial laws and regulations in such jurisdictions. Liberty Global and its affiliates explicitly decline any liability for breach of these restrictions by any person.

Morgan Stanley & Co. Limited is acting as exclusive financial adviser to Liberty Global in relation to the Intended Offer. Morgan Stanley & Co. Limited will not regard any other person as a client in relation to the Intended Offer and will not be responsible to anyone other than Liberty Global for providing the protections afforded to clients of Morgan Stanley & Co. Limited nor for providing advice to any such other person.

Liberty Global Contacts

Investor Relations		Corporate Communications
Christopher Noyes	+1 303 220 6693	Hanne Wolf	+1 303 220 6678
Oskar Nooij	+1 303 220 4218	Bert Holtkamp	+31 20 778 9800

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